UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 18, 2007

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300
Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)
(610) 480-8000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 18, 2007, InfraSource Services, Inc., a Delaware corporation (“InfraSource”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Quanta Services, Inc., a Delaware corporation (“Quanta”), and Quanta MS Acquisition, Inc., a wholly owned subsidiary of Quanta (“Merger Sub”), formed specifically for the purpose of the proposed merger. The Merger Agreement provides, upon the terms and subject to the conditions set forth in the Merger Agreement, for a strategic merger of InfraSource with Merger Sub, with InfraSource continuing as the surviving corporation and as a wholly owned subsidiary of Quanta (the “Merger”). At the effective time of the Merger (the “Effective Time”), the stockholders of InfraSource will receive shares of common stock of Quanta, par value $0.00001 per share, at a negotiated exchange rate (the “Exchange Ratio”) of 1.223 shares of Quanta common stock for each share of InfraSource common stock (the “Merger Consideration”), and all outstanding stock options will be converted, based on the Exchange Ratio, into stock options to receive shares of Quanta common stock. As of the Effective Time, three members of the Board of Directors of InfraSource will become members of the Board of Directors of Quanta.
InfraSource and Quanta have made certain representations and warranties in the Merger Agreement. Such representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.
InfraSource and Quanta have also made customary covenants to each other in the Merger Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary and usual course during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in certain kinds of transactions during the period between execution of the Merger Agreement and the Effective Time, (iii) that InfraSource will convene and hold a meeting of its stockholders to consider and vote upon the approval of the Merger, (iv) that Quanta will convene and hold a meeting of its stockholders to consider and vote upon the approval of the issuance of the Merger Consideration, and (v) that, subject to certain exceptions, each of the Board of Directors of InfraSource and Quanta will recommend approval of the Merger and the issuance of the Merger Consideration to their respective stockholders. Additionally, InfraSource has made certain customary covenants, including, among others, covenants not to (i) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data to any other person in connection with alternative business combination transactions.
Consummation of the Merger is subject to customary conditions, including (i) approval and adoption of the Merger Agreement by the InfraSource stockholders, (ii) authorization to issue the Merger Consideration by the Quanta stockholders, (iii) approvals by certain federal and state regulatory commissions, including, but not limited to, the expiration or termination of the Hart-Scott-Rodino waiting period, as well as the effectiveness of a registration statement of Form S-4 filed with the Securities and Exchange Commission relating to the issuance of the Merger Consideration, (iv) subject to certain exceptions, the accuracy of the representations and warranties of each party, (v) performance in all material respects of the obligations of each party under the Merger Agreement, and (vi) the delivery of an opinion from counsel to InfraSource that the Merger will qualify as a tax-free reorganization for federal income tax purposes.
The Merger Agreement contains certain termination rights for both Quanta and InfraSource, including the right of InfraSource to terminate the Merger Agreement in order to enter into an agreement for an alternative business combination transaction that constitutes a “Superior Proposal” (as defined in the Merger Agreement), and further provides that, upon termination of the Merger Agreement under specified circumstances, InfraSource may be required to pay to Quanta, or Quanta may be required to pay to InfraSource, a termination fee of $43 million. In the event a party terminates the Merger Agreement under certain circumstances related to a breach by the other party of any of its representations, warranties, covenants or agreements, the terminating party will be entitled to reimbursement for its expenses incurred in connection with the transactions contemplated by the Merger Agreement in an amount not to exceed $5.0 million.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report on Form 8-K by reference.
Important Information for Investors and Stockholders
In connection with the proposed merger, InfraSource and Quanta will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by InfraSource at the SEC website, http://www.sec.gov.
InfraSource and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information concerning the interests of InfraSource’s participants in the solicitation, which may be different than those of InfraSource stockholders generally, will be set forth in the proxy statement/prospectus relating to the Merger when it becomes available.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 18, 2007, by and among InfraSource Services, Inc., Quanta Services, Inc. and Quanta MS Acquisition, Inc.(1)

(1)	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. InfraSource hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC. (Registrant)
	By:	/s/ Deborah C. Lofton
Date: March 19, 2007		Name:	Deborah C. Lofton
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of March 18, 2007, by and among InfraSource Services, Inc., Quanta Services, Inc. and Quanta MS Acquisition, Inc.